Exhibit 5.1
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                   SIDLEY AUSTIN LLP    |BEIJING    GENEVA        SAN FRANCISCO
                   787 SEVENTH AVENUE   |BRUSSELS   HONG KONG     SHANGHAI
SIDLEY AUSTIN LLP  NEW YORK, NY  10019  |CHICAGO    LONDON        SINGAPORE
----------------|  212 839 5300         |DALLAS     LOS ANGELES   TOKYO
SIDLEY          |  212 839 5599 FAX     |FRANKFURT  NEW YORK      WASHINGTON, DC
                                        |
                                        |
                                        |FOUNDED 1866


                              August 22, 2006


Banc of America Securities LLC,
     as Representative of the Several Underwriters
Hearst Tower
214 North Tryon Street
Charlotte, North Carolina 28255

J.P. Morgan Securities Inc.,
    as Representative of the Several Underwriters
270 Park Avenue
New York, New York 10017

USAA Acceptance, LLC
9830 Colonade Boulevard, Suite 600
San Antonio, Texas  78230

                  Re:      USAA Auto Owner Trust 2006-3
                           Class A-1 5.4047% Asset Backed Notes
                           Class A-2 5.47% Asset Backed Notes
                           Class A-3 5.36% Asset Backed Notes
                           Class A-4 5.36% Asset Backed Notes
                           Class B 5.66% Asset Backed Notes

Ladies and Gentlemen:

         We have acted as counsel to USAA Acceptance, LLC, a Delaware limited liability company ("USAA Acceptance"), in connection with the Underwriting Agreement dated August 14, 2006 (the "Underwriting Agreement"), among USAA Acceptance, USAA Federal Savings Bank (the "Bank") and Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein (together, the "Underwriters"), relating to the sale of $257,000,000 aggregate principal amount of Class A-1 5.4047% Asset Backed Notes (the "Class A-1 Notes"), $270,000,000 aggregate principal amount of Class A-2 5.47% Asset Backed Notes (the "Class A-2 Notes"), $442,000,000 aggregate principal amount of Class A-3 5.36% Asset Backed Notes (the "Class A-3 Notes"), $221,653,000 aggregate principal amount of Class A-4 5.36% Asset Backed Notes (the "Class A-4 Notes") and $36,824,513 aggregate principal amount of Class B 5.66% Asset Backed Notes (the "Class B Notes" and, together with the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, the "Notes"). The Notes will be issued pursuant to an Indenture dated as of August 22, 2006 (the "Indenture"), between USAA Auto Owner Trust 2006-3, a Delaware statutory trust (the "Issuer"), and JPMorgan Chase Bank, National Association, as indenture trustee (the "Indenture

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships


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Trustee"). The Issuer will also issue Asset Backed Certificates representing the entire equity interest in the Issuer (the "Certificates" and, together with the Notes, the "Securities"), which will be issued pursuant to an Amended and Restated Trust Agreement dated as of August 22, 2006 (the "Trust Agreement"), between USAA Acceptance and Wells Fargo Delaware Trust Company. Capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Sale and Servicing Agreement dated as of August 1, 2006 (the "Sale and Servicing Agreement"), among the Issuer, USAA Acceptance and the Bank.

         As counsel to USAA Acceptance, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates, corporate records, agreements and other instruments and have made such examination of law as we have deemed necessary or appropriate for the purposes of this opinion, including (a) the Underwriting Agreement, (b) the Receivables Purchase Agreement dated as of August 1, 2006 (the "Receivables Purchase Agreement"), between the Bank and USAA Acceptance,
(c) the Sale and Servicing Agreement, (d) specimens of the Securities, (e) the Registration Statement on Form S-3 (Registration No. 333-131356) under the Securities Act of 1933, as amended (the "Securities Act"), filed by USAA Acceptance with the Securities and Exchange Commission (the "Commission") on January 27, 2006 and declared effective by the Commission on April 27, 2006 (the "Registration Statement"), (f) the Prospectus dated August 14, 2006 (the "Base Prospectus"), as supplemented by the Preliminary Prospectus Supplement dated August 14, 2006 (the "Preliminary Prospectus Supplement" and such Base Prospectus, as supplemented by such Preliminary Prospectus Supplement, the "Preliminary Prospectus"), relating to the Notes, (g) the Base Prospectus, as supplemented by the Prospectus Supplement dated August 14, 2006 (the "Prospectus Supplement" and such Base Prospectus, as supplemented by such Prospectus Supplement, the "Prospectus"), relating to the Notes, (h) the Indenture, (i) the Trust Agreement and (j) the Administration Agreement dated as of August 22, 2006 (the "Administration Agreement"), among the Issuer, the Indenture Trustee and the Bank.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission or which we obtained from the Commission's Electronic Data Gathering, Analysis and Retrieval system and other sites on the internet, and the authenticity of the originals of such latter documents. As to facts relevant to the opinions expressed herein and the other statements made herein, we have relied without independent investigation upon certificates and oral or written statements and representations of public officials and officers and other representatives of the Bank, USAA Acceptance and others.

         Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

         (i) The Indenture constitutes a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms.

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         (ii)     When the Notes have been duly executed by the Owner Trustee, authenticated by the Indenture Trustee in accordance with the Indenture, and delivered against payment of the purchase price therefor pursuant to the Underwriting Agreement, the Notes will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, and will be entitled to the benefits of the Indenture.

         The foregoing opinions and other statements are subject to the following limitations, qualifications, exceptions and assumptions:

         A. The foregoing opinions are limited to matters arising under the federal laws of the United States of America and the laws of the State of New York. We express no opinion as to the laws, rules or regulations of any other jurisdiction or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York, or in each case as to any matters arising thereunder or relating thereto.

         B. We have assumed, to the extent relevant to the opinions set forth herein, that, except as specifically covered in the opinions set forth above, (i) each party to a Basic Document (if not a natural person) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and has full right, power and authority to execute, deliver and perform its obligations under each of the Basic Documents to which it is a signatory, and (ii) each of the Basic Documents has been duly authorized, executed and delivered by each party thereto and is a valid, binding and enforceable agreement of each party thereto.

         C. We express no opinion as to any provision of any instrument, agreement or other document (i) regarding severability of the provisions thereof; (ii) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any right or remedy or constitute a waiver thereof; (iii) regarding waiver of usury, stay, extension or similar laws; (iv) regarding rights to indemnification and contribution; or (v) provisions requiring further assurances.

         D. Any opinion or statement which is expressed to be "to our knowledge" or is otherwise qualified by words of like import means that those attorneys currently practicing law in this firm who have rendered substantive legal services in connection with the transactions contemplated by the Basic Documents have no actual current awareness of any facts or information contrary to such statement or opinion. However, we have not undertaken any independent investigation or inquiry to determine the accuracy of any such statement or opinion and no inference as to our knowledge or that we have any knowledge of the matters pertaining to such statement or opinion should be

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SIDLEY AUSTIN LLP
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              drawn from the fact that we have acted as counsel to USAA
              Acceptance in connection with the transactions contemplated by the Underwriting Agreement.

         E. Our opinions set forth in paragraphs (i) and (ii) above are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally or the rights of creditors of federal savings associations and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. Additionally with respect to our opinion set forth in paragraph
              (i) we express no opinion as to any actions that the Office of Thrift Supervision or the Federal Deposit Insurance Corporation could take under applicable law and any regulations thereunder if such regulatory authority determines that any aspect of the transactions contemplated by any of the Receivables Purchase Agreement, the Sale and Servicing Agreement or the Administration Agreement is unsafe or unsound or violates applicable laws, rules or regulations, or the effect of such actions on the enforceability of the any of the Receivables Purchase Agreement, the Sale and Servicing Agreement or the Administration Agreement.

         This letter is rendered solely to and for the benefit of the persons to whom it is addressed in connection with the transactions described in the first paragraph above. This letter may not be quoted, used or relied upon by, nor may this letter or copies of it be delivered to, any other person (including without limitation all purchasers of the Notes from any Underwriters, any subsequent purchasers of Notes and any purchaser of Certificates), nor may this letter be relied upon or used by the persons to whom it is addressed for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the USAA Acceptance's Report on Form 8-K dated the date hereof.

                                                 Very truly yours,

                                                 /s/ Sidley Austin LLP